UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2013

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

________________

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

     11220 Elm Lane, Suite 203, Charlotte, NC 28277

(Address of principal executive office) (zip code)

___________________________________________________

(Former address of principal executive offices) (zip code)

(704) 366-5122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 8.01 Other Events

On December 18, 2013, Chanticleer Holdings, Inc. (the “Company”), by and through its counsel, Stanley Wakshlag of Kenny Nachwalter, P.A., on behalf of all parties filed a Joint Status Report Relating to Mediation (the “Report”) in Francis Howard v. Chanticleer Holdings, Inc., Michael D. Pruitt, Eric S. Lederer, Paul I Moskowitz, Keith Johnson, Mark Hezlett, and Creason & Associates, P.L.L.C. (Case No.: 12-CV-81123-JIC) (the “Action”). The Report informed the Court that representatives of and counsel to the all parties participated in a court ordered mediation on December 10, 2013. Although the case did not settle at the mediation, negotiations continued, resulting in an agreement in principle to a class-wide settlement of this Action on December 18, 2013. Although certain other material terms remain to be negotiated, the parties have agreed on the following, subject to negotiation and execution of definitive documentation and Court approval:

•	Total settlement amount of $850,000; and
•	$837,500 of the total settlement amount to be contributed by the Company’s insurance carrier, XL Specialty Insurance Company and $12,500 to be contributed by Creason & Associates, PLLC.

The Parties will negotiate and draft the requisite documents for preliminary and final approval of the settlement and have requested a period of sixty days to negotiate, draft and execute the definitive settlement documentation.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated December 19, 2013 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2013

Chanticleer Holdings, Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
99.1	Press Release dated Dec. 19, 2013	Furnished Electronically